UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2007

AMERICAN URANIUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-135201
(Commission File Number)

98-0491170
(IRS Employer Identification No.)

5 Locust Road, Orleans, MA 02653
(Address of principal executive offices and Zip Code)

508-240-1259
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02         Unregistered Sales of Equity Securities

On September 4, 2007, we closed a private placement consisting of 8,086,829 units of our securities (the “Units”) at a price of US $0.75 per Unit for aggregate proceeds of US $6,065,125. Each Unit consists of one common share and one-half of one share purchase warrant (a “Warrant”), one whole Warrant shall be exercisable into one additional common share (a “Warrant Share”) at a price of US $1.25 per Warrant Share until August 23, 2009.

We issued 6,061,330 Units to 126 non-US persons pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

We issued 2,025,499 Units were issued to 15 US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

We agreed to issue finders’ fees to various finders regarding all investors. We will pay 7.5%, up to half in stock issued at a deemed price of $0.75 and the remainder in cash.

We will use the proceeds of the transaction to fund our joint venture obligations and for working capital.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Subscription Agreement Offshore subscribers
10.2	Form of Subscription Agreement US subscribers
10.3	Form of Warrant certificate Offshore subscribers
10.4	Form of Warrant certificate Canadian subscribers
10.5	Form of Warrant US subscribers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN URANIUM CORPORATION

/s/ Robert A. Rich
Robert A. Rich
President, Secretary, Treasurer and sole Director

Date: September 4, 2007